UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BLACKROCK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

[Form of email communication sent to certain institutional investors in advance of the 2026 Annual Meeting of Shareholders]

From: Caroline Rodda, Head of Investor Relations

Subject: BlackRock 2026 Proxy Statement

I hope you’re well. I am writing to inform you that BlackRock filed its 2026 Proxy Statement on April 10, 2026. The proxy can be accessed by clicking here.

We value engagement with our shareholders, and over the last year, we collected useful feedback that guided enhancements to this year’s disclosure.

We appreciate the opportunity for continued engagement this proxy season and welcome the chance to continue an open dialogue throughout the year.

Please do not hesitate to reach out to us with any questions related to our 2026 Proxy Statement or our upcoming Annual Meeting.

Thank you for your continued feedback and support,

Caroline